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                                  EXHIBIT 99.2


                                   IRIDIUM LLC
                           IRIDIUM CAPITAL CORPORATION
                               IRIDIUM ROAMING LLC
                                 IRIDIUM IP LLC
                             -----------------------
                                OFFER TO EXCHANGE
      $1,000 IN PRINCIPAL AMOUNT OF 13% SENIOR NOTES DUE 2005, SERIES A/EN
                                    FOR EACH
        $1,000 IN PRINCIPAL AMOUNT OF 13% SENIOR NOTES DUE 2005, SERIES A
                                       AND
      $1,000 IN PRINCIPAL AMOUNT OF 14% SENIOR NOTES DUE 2005, SERIES B/EN
                                    FOR EACH
        $1,000 IN PRINCIPAL AMOUNT OF 14% SENIOR NOTES DUE 2005, SERIES B

To Our Clients:

        Enclosed for your consideration is a Prospectus dated          ,
1997 (as the same may be amended or supplemented from time to time, the "Prospectus") and a form of Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") by Iridium LLC, a Delaware limited liability company ("Iridium"), Iridium Capital Corporation, a Delaware Corporation and a wholly-owned subsidiary of Iridium (together with Iridium, the "Issuers"), Iridium Roaming LLC, a Delaware limited liability company and a wholly-owned subsidiary of Iridium ("Roaming"), and Iridium IP LLC, a Delaware limited liability company and a wholly-owned subsidiary of Iridium (together with Roaming, the "Guarantors"), to exchange (i) each outstanding 13% Senior Note due 2005, Series A issued and sold in reliance upon an exemption from registration under the Securities Act of 1933, as amended (collectively, the "Series A Original Notes"), for one 13% Senior Note due 2005, Series A/EN (collectively, the "Series A Exchange Notes") and (ii) each outstanding 14% Senior Note due 2005, Series B issued and sold in reliance upon an exemption from registration under the Securities Act of 1933, as amended (collectively, the "Series B Original Notes" and, together with the Series A Original Notes, the "Original Notes"), for one 14% Senior Note due 2005, Series B/EN (collectively, the "Series B Exchange Notes" and, together with the Series A Exchange Notes, the "Exchange Notes").

        The material is being forwarded to you as the beneficial owner of Original Notes carried by us for your account or benefit but not registered in your name. A tender of any Original Notes may be made only by us as the registered holder and pursuant to your instructions. Therefore, the Issuers and Guarantors urge beneficial owners of Original Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to tender Original Notes in the Exchange Offer.

        Accordingly, we request instructions as to whether you wish us to tender any or all Original Notes, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to tender your Original Notes.

        YOUR INSTRUCTIONS TO US SHOULD BE FORWARDED AS PROMPTLY AS POSSIBLE IN ORDER TO PERMIT US TO TENDER ORIGINAL NOTES ON YOUR BEHALF IN ACCORDANCE WITH THE PROVISIONS OF THE EXCHANGE OFFER. The Exchange Offer will expire at 5:00
p.m., New York City Time, on          , 1997, unless extended (the "Expiration
Date"). Original Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.

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        If you wish to have us tender any or all of your Original Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Original Notes held by us and registered in our name for your account or benefit.


                                  INSTRUCTIONS

               The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer of Iridium LLC, Iridium Capital Corporation, Iridium Roaming LLC and Iridium IP LLC.

               This will instruct you to tender the principal amount of Original Notes indicated below held by you for the account or benefit of the undersigned pursuant to the terms of and conditions set forth in the Prospectus and the Letter of Transmittal.

Box 1 [  ]      Please tender my Original Notes held by you for my account or benefit. I have identified on a signed schedule attached hereto the number of Original Notes to be tendered if I wish to tender less than all of my Original Notes.

Box 2 [  ]      Please do not tender any Original Notes held by you for my account or benefit.


Date:                                , 1997
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                                  Signature(s)

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                            Please print name(s) here

Unless a specific contrary instruction is given in a signed Schedule attached hereto, your signature(s) hereon shall constitute an instruction to us to tender all your Original Notes.